Exhibit 3.3

[GRAPHIC OMITTED]








                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)

                CERTLFCATE OF INC0RP0RATION (SECTIONS 14 AND 15)


No. 330915


     The Registrar of Companies of the Bri tjsh Virgin Islands HEREBY CERTIFIES pursuant to the International Business Companies Act, Cap. 291 that all the requirements of the Act in respect of incorporation having been satisfied,

                             CathayOnline (BVI) Ltd.

is incorporated in the British Virgin Islands as an International Business Company this 30th day of June, 1999.




                                      Given under my hand and seal at
                                      Road Town, in the Territory of the
                                      British Virgin Islands
                                                                        .

                                      --------------------------------
CRTIOO1BS                             Registrar of Companies